Exhibit 99.2

FF Intelligent Mobility Global Holdings Ltd.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash	$47,525	$1,124
Restricted cash	5,721	703
Deposits	7,854	6,412
Other current assets	6,680	6,200
Total current assets	67,780	14,439
Property and equipment, net	286,919	293,933
Other non-current assets	11,070	8,010
Total assets	$365,769	$316,382
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$80,123	$86,601
Accrued expenses and other current liabilities	51,002	52,382
Related party accrued interest	87,508	78,583
Accrued interest	45,256	39,707
Related party notes payable	298,667	299,403
Notes payable, current portion	285,559	182,151
Vendor payables in trust	110,797	110,224
Total current liabilities	958,912	849,051
Capital leases, less current portion	36,023	36,501
Other liability, less current portion	6,000	1,000
Notes payable, less current portion	9,168	9,168
Total liabilities	1,010,103	895,720
Commitments and contingencies (Note 11)
Redeemable convertible preferred stock, $0.00001 par value; 470,588,235 shares authorized, issued and outstanding; redemption amount of $800,000	724,823	724,823
Class B convertible preferred stock, $0.00001 par value; 452,941,177 and 600,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 452,941,177 shares issued and outstanding; redemption amount of $1,106,988	697,643	697,643
Stockholders’ deficit
Class A ordinary stock, $0.00001 par value; 665,209,680 and 400,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 50,113,600 and 41,234,448 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Class B ordinary stock, $0.00001 par value; 180,000,000 shares authorized; 150,052,834 and 147,058,823 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	405,329	395,308
Accumulated other comprehensive loss	(5,466)	(5,974)
Accumulated deficit	(2,466,664)	(2,391,139)
Total stockholders’ deficit	(2,066,800)	(2,001,804)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$365,769	$316,382

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses
Research and development	$6,721	$6,962
Sales and marketing	1,682	1,304
General and administrative	10,993	6,781
Total operating expenses	19,396	15,047

Loss from operations	(19,396)	(15,047)
Change in fair value measurement of related party notes payable, notes payable, and warrant liabilities	(25,182)	8,077
Change in fair value measurement of The9 conditional obligation	(1,735)	—
Interest expense	(19,856)	(8,391)
Related party interest expense	(9,070)	(8,261)
Other expense, net	(283)	(473)
Loss before income taxes	(75,522)	(24,095)
Income tax provision	(3)	—
Net loss	$(75,525)	$(24,095)

Per share information
Net loss per ordinary share – Class A and Class B – basic and diluted	$(0.38)	$(0.59)
Weighted average ordinary shares outstanding – Class A and Class B – basic and diluted	198,359,348	40,882,205

Total comprehensive loss:
Net loss	$(75,525)	$(24,095)
Change in foreign currency translation adjustment	508	1,821
Total comprehensive loss	$(75,017)	$(22,274)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.
Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share data)
(Unaudited)

	Convertible Preferred Stock				Ordinary Stock				Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Redeemable Preference		Class B		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	470,588,235	$724,823	452,941,177	$697,643	41,234,448	$—	147,058,823	$1	$395,308	$(5,974)	$(2,391,139)	$(2,001,804)
Stock-based compensation	—	—	—	—	—	—	—	—	2,520	—	—	2,520
Conversion of The9 Conditional Obligation	—	—	—	—	—	—	2,994,011	—	2,863	—	—	2,863
Exercise of stock options	—	—	—	—	8,879,152	—	—	—	2,650	—	—	2,650
Issuance of warrants	—	—	—	—	—	—	—	—	1,988	—	—	1,988
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	508	—	508
Net loss	—	—	—	—	—	—	—	—	—	—	(75,525)	(75,525)
Balance as of March 31, 2021	470,588,235	$724,823	452,941,177	$697,643	50,113,600	$—	150,052,834	$1	$405,329	$(5,466)	$(2,466,664)	$(2,066,800)

	Convertible Preferred Stock				Ordinary Stock				Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Redeemable Preference		Class B		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	470,588,235	$724,823	600,000,000	$924,149	40,879,124	$—	—,	$—	$158,704	$(3,284)	$(2,244,054)	$(2,088,634)
Stock-based compensation	—	—	—	—	—	—	—	—	767	—	—	767
Exercise of stock options	—	—	—	—	3,840	—	—	—	3	—	—	3
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	1,821	—	1,821
Net loss	—	—	—	—	—	—	—	—	—	—	(24,095)	(24,095)
Balance as of March 31, 2020	470,588,235	$724,823	600,000,000	$924,149	40,882,964	$—	—	$—	$159,474	$(1,463)	$(2,268,149)	$(2,110,138)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.
Condensed Consolidated Statements of Cash Flows
(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(75,525)	$(24,095)
Adjustments to reconcile net loss including to net cash used in operating activities
Depreciation and amortization expense	988	903
Stock-based compensation	2,520	767
Change in fair value measurement of related party notes payable, notes payable, and warrant liabilities	25,182	(8,077)
Loss on disposal of property and equipment	647	—
Gain on foreign exchange	(831)	(817)
Non-cash interest expense	25,131	16,652
Change in fair value measurement of The9 Conditional Obligation	1,735	—
Loss (gain) on extinguishment of related party notes payable, notes payable, and vendor payables in trust, net	1,309	314
Changes in operating assets and liabilities
Other current assets	(480)	2,356
Deposits and other non-current assets	(1,025)	(3,586)
Accounts payable	(635)	8,086
Deferred rent, accrued expenses, and other current liabilities	665	(3,421)
Net cash used in operating activities	$(20,319)	$(10,918)
Cash flows from investing activities
Proceeds from payments of notes receivable	—	3,600
Payments for equipment	(711)	(13)
Net cash (used in) provided by investing activities	$(711)	$3,587
Cash flows from financing activities
Proceeds from related party notes payable	200	6,862
Proceeds from notes payable, net of original issuance discount	76,140	1,006
Payments of related party notes payable	(1,528)	—
Payments of capital lease obligations	(1,110)	(1,094)
Proceeds from exercise of stock options	2,650	3
Payments of notes payable issuance costs	(3,355)	—
Net cash provided by financing activities	$72,997	$6,777
Effect of exchange rate changes on cash and restricted cash	(548)	(494)
Net increase (decrease) in cash and restricted cash	$51,419	$(1,048)
Cash and restricted cash, beginning of period	1,827	3,354
Cash and restricted cash, end of period	$53,246	$2,306

FF Intelligent Mobility Global Holdings Ltd.
Condensed Consolidated Statements of Cash Flows — (Continued)
(in thousands, except share and per share data)

(Unaudited)

The following table provides a reconciliation of cash and restricted cash reported within the Condensed Consolidated Balance Sheets that aggregate to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows:

	Three Months Ended March 31,
	2021	2020
Cash	$1,124	$2,221
Restricted cash	703	1,133
Total cash and restricted cash, beginning of period	$1,827	$3,354

Cash	$47,525	$1,567
Restricted cash	5,721	739
Total cash and restricted cash, end of period	$53,246	$2,306

Supplemental disclosure of noncash investing and financing activities
Conversion of customer deposit to notes payable	$—	$11,635
Conversion of The9 Conditional Obligation to equity	2,863	—
Supplemental disclosure of cash flow information
Cash paid for interest	$772	$—

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

1. Nature of Business and Organization and Basis of Presentation

Nature of Business and Organization

FF Intelligent Mobility Global Holdings Ltd. (the “Company” or “FF”) is an exempted company formed under the laws of the Cayman Islands founded in 2014 and is headquartered in Los Angeles, California. The Company operates in a single operating segment and designs and engineers next-generation, smart, electric, connected vehicles. The Company expects to manufacture vehicles at its production facility in Hanford, California and has additional engineering, sales, and operations capabilities in China. The Company has created innovations in technology, products, and a user-centered business model that are being incorporated into its planned electric vehicle platform. The Company’s operations are conducted through its wholly-owned subsidiaries FF Inc. and FF Hong Kong Holding Ltd.

The Company changed its name from Smart King Ltd. to FF Intelligent Mobility Global Holdings Ltd. on February 14, 2020.

Principles of Consolidation and Basis of Presentation

The Company consolidates financial statements of all entities in which the Company has a controlling financial interest, including the accounts of any Variable Interest Entity (“VIE”) in which the company has a controlling financial interest and for which it is the primary beneficiary. All intercompany transactions and balances have been eliminated upon consolidation.

The accompanying Condensed Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and are unaudited.

These unaudited Condensed Consolidated Financial Statements do not include all disclosures that are normally included in annual audited financial statements prepared in accordance with GAAP and should be read in conjunction with the Company’s Consolidated Financial Statements. The Condensed Consolidated Balance Sheet as of December 31, 2020, has been derived from the Company’s annual audited Consolidated Financial Statements.

In the opinion of the Company, the accompanying unaudited Condensed Consolidated Financial Statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2021 and December 31, 2020, its results of operations for the three months ended March 31, 2021 and 2020 and cash flows for the three months ended March 31, 2021 and 2020. The accounting policies used in the preparation of these Condensed Consolidated Financial Statements are the same as those disclosed in the audited Consolidated Financial Statements and related notes for the year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires the application of accounting policies that often involve a significant degree of judgment that the Company believes are most dependent on the application of estimates and assumptions. On an ongoing basis, management evaluates its estimates, including those related to: (i) realization of tax assets and estimates of tax liabilities; (ii) valuation of equity securities; (iii) recognition and disclosure of contingent liabilities, including litigation reserves; (iv) fair value of related party notes payable and notes payable; (v) estimated useful lives of long-lived assets; and (vi) fair value of warrants. Such estimates often require the selection of appropriate valuation methodologies and financial models and may involve significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions, financial inputs, or circumstances. Given the global economic climate, unpredictable nature, and unknown duration of the COVID-19 pandemic, estimates are subject to additional volatility.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

1. Nature of Business and Organization and Basis of Presentation (cont.)

As of the date of the Company’s Condensed Consolidated Financial Statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates or judgments or to revise the carrying value of its assets or liabilities. However, these estimates and judgments may change as new events occur and additional information is obtained, which may result in changes being recognized in the Company’s consolidated financial statements in future periods. While the Company considered the effects of COVID-19 on its estimates and assumptions, due to the level of uncertainty regarding the economic and operational impacts of COVID-19 on its business, there may be other judgments and assumptions that the Company has not considered. Such judgments and assumptions could result in a meaningful impact on the Company’s financial statements in future periods. Actual results could differ from those estimates and any such differences may have a material impact on the Company’s Condensed Consolidated Financial Statements.

Merger Agreement

On January 27, 2021, Property Solutions Acquisition Corp. (“PSAC”), a Delaware corporation, entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among PSAC, PSAC Merger Sub, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and the Company.

Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, the Company will become a wholly-owned subsidiary of PSAC, with the stockholders of the Company becoming stockholders of PSAC, which will be renamed Faraday Future Intelligent Electric, Inc. (“New FF”).

The Company has incurred certain merger related costs, primarily consisting of legal costs and other professional services. The Company capitalized $3,278 of Merger related costs for the three months ended March 31, 2021. The Company has capitalized a total of $6,939 of Merger related costs, which is included in Other Non-current Assets on the Condensed Consolidated Balance Sheet as of March 31, 2021. Under the Merger Agreement, the outstanding shares of the Company and the outstanding convertible related party notes payable and notes payable will convert into shares of new Class A common stock of PSAC following the Transactions and, for FF Top Holdings LLC (“FF Top”), shares of new Class B common stock of PSAC (referred to herein after the Transaction as “New FF common stock”) following the Transactions based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to (i) (A) the number of shares of PSAC common stock equal to $2,716,000 (plus net cash of the Company, less debt of the Company, plus debt of the Company that will be converted into shares of PSAC common stock, plus any additional bridge loan in an amount not to exceed $100,000), (B) divided by ten dollars, minus (ii) an additional 25,000,000 shares which may be issuable to the Company stockholders as additional consideration upon certain price thresholds, and the denominator of which is equal to the number of outstanding shares of the Company, including shares issuable upon exercise of vested options and vested warrants at the Company (in each case assuming cashless exercise) and upon conversion of outstanding convertible notes.

Additionally, each of the Company’s outstanding options or warrants immediately prior to the closing of the Merger (and by its terms will not terminate upon the closing of the Merger) will remain outstanding and convert into the right to purchase shares of PSAC Class A common stock equal to the number of ordinary stock of the Company subject to such option or warrant multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio.

Concurrently with the execution of the Merger Agreement, the Company entered into separate subscription agreements with a number of investors (the “PIPE Investors”); pursuant to which the PIPE investors have agreed to purchase an aggregate of 79,500,000 shares of PSAC Class A common stock, for a purchase price of ten dollars per share and at an aggregate purchase prices of $795,000, in a private placement (the “PIPE Financing”)

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

2. Liquidity and Capital Resources and Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited Condensed Consolidated Financial Statements are available to be issued.

Since inception, the Company has incurred cumulative losses from operations, negative cash flows from operating activities and has an accumulated deficit of $2,466,664 as of March 31, 2021. As of March 31, 2021, there were $13,799 in related party notes payable and notes payable in default. The Company has funded its operations and capital needs primarily through the net proceeds received from capital contributions, the issuance of related party notes payable and notes payable (Note 8. Related Party Notes Payable and Note 9. Notes Payable) and the sale of preferred and ordinary stock (Note 12. Preferred and Ordinary Stock). The vast majority of related party notes payable, notes payable, and equity have been funded by entities controlled or previously controlled by the Company’s founder and former CEO. Since its formation, the Company has devoted substantial effort and capital resources to strategic planning, engineering, design and development of its planned electric vehicle platform, development of initial electric vehicle models, and capital raising. The achievement of the Company’s operating plans and maintenance of an adequate level of liquidity are subject to various risks associated with the ability to continue to successfully close additional sources of funding and/or refinance existing related party notes payable and notes payable arrangements. The Company’s forecasts and projections of working capital reflect significant judgment and estimates for which there are inherent risks and uncertainties. Management’s plans include the continued development of its electric vehicle platform and bringing electric vehicle models to market. The Company expects to continue to generate significant operating losses for the foreseeable future. The plans are dependent on the Company being able to continue to raise significant amounts of capital through the issuance of additional notes payable and equity securities.

There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If the Company is unable to raise sufficient financing or events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce discretionary spending, alter or scale back vehicle development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures. Any such events would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives. Based on its recurring losses from operations since inception, expectation of continued operating losses for the foreseeable future, and the need to raise additional capital to finance its future operations, as of May 28, 2021, the date the unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2021, were available to be issued, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these Condensed Consolidated Financial Statements are available to be issued.

During the three months ended March 31, 2021, the Company generated proceeds aggregating $76,140, net of discounts through the issuance of notes payable. (See Note 9. Notes Payable.)

The unaudited Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the unaudited Condensed Consolidated Financial Statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors, and business partners.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

2. Liquidity and Capital Resources and Going Concern (cont.)

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. For example, the Company’s employees based in California have been subject to stay-at-home orders from state and local governments. These measures may adversely impact the Company’s employees and operations and the operations of suppliers and business partners and could negatively impact the construction schedule of the Company’s manufacturing facility and the production schedule of the FF 91 vehicle. In addition, various aspects of the Company’s business and manufacturing facility cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and could adversely affect the Company’s construction and manufacturing plans, sales and marketing activities, and business operations.

The evolution of the virus is unpredictable. A COVID-19 vaccine is being administered, however, the speed and extent of vaccination is unpredictable and any resurgence may slow down the Company’s ability to ramp-up its production program to satisfy investors and potential customers. Any delay to production will delay the Company’s ability to launch the FF 91 vehicle and begin generating revenue. The COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including third party suppliers’ ability to provide components and materials used in the FF 91 vehicle. The Company may also experience an increase in the cost of raw materials. At the time of this report, the Company does not anticipate any material impairments as a result of COVID-19. The Company will continue to evaluate the impacts of COVID-19 on an ongoing basis. As such, it is uncertain as to the full magnitude of the impact that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

3. Variable Interest Entities and Joint Ventures

In November 2017, as part of a broader corporate reorganization and to facilitate third-party investment, the Company incorporated its top-level holding company, Smart King, Ltd., in the Cayman Islands to enable effective control over the Company’s Chinese operating entity, FF Hong Kong Holding Ltd., and its subsidiaries without direct equity ownership. The Company entered into a series of contractual arrangements (“VIE contractual arrangements”) with LeSEE and LeSEE Zhile Technology Co., Ltd. (“LeSEE Zhile”), a related party of the company, to enable the Company to exercise effective control over LeSEE and its subsidiaries, to receive substantially all of the economic benefits of such entities, and to have an exclusive option to purchase all or part of the equity interests in LeSEE.

On August 5, 2020, an equity transfer agreement (the “Equity Transfer Agreement”) was entered into between the Company and LeSEE Zhile, pursuant to which, LeSEE Zhile transferred 48% equity of LeSEE to the Company for no consideration. After the transfer, LeSEE Zhile owns 1% of LeSEE and the Company owned 99% of LeSEE, making LeSEE a majority-owned subsidiary of the Company and no longer a VIE, since LeSEE is consolidated through majority voting and equity interests.

On March 24, 2019, the Company entered into a Joint Venture Agreement (“JVA”) with The9 Limited (“The9”). Pursuant to the JVA, the Company and The9 agreed to establish an equity joint venture in Hong Kong, which would in turn establish a wholly-owned subsidiary in China, intended to engage in the business of manufacturing, marketing, selling, and distributing the planned Faraday Future Icon V9 model electric vehicle in China. The Company and The9 would each be 50% owners of the joint venture. The9 made a $5,000 non-refundable initial deposit (“The9 Conditional Obligation”) to the Company to participate in the joint venture. The9 has the right to convert the initial deposit into various classes of stock in the Company. For accounting purposes, the deposit is a financial instrument that embodies a conditional obligation that the issuer may settle by issuing a variable number of shares. The9 Conditional Obligation was measured at fair value, was remeasured at each reporting period, and represents a Level 3 financial instrument under the fair value hierarchy. (See Note 7. Fair Value of Financial Instruments). The fair value of The9 Conditional Obligation was $1,128 as of December 31, 2020 and is recorded in Current Liabilities on the unaudited Condensed Consolidated Balance Sheet. Neither the Company nor The9 have made contributions to the joint venture as of March 31, 2021. The joint venture has yet to commence business

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

3. Variable Interest Entities and Joint Ventures (cont.)

activities, and on November 22, 2020, the parties entered into an agreement to convert the initial deposit into Class B Ordinary Stock in the Company. The9 Conditional Obligation was converted into 2,994,011 shares of Class B Ordinary Stock on February 23, 2021.

In September 2020, the Company entered into a non-binding memorandum of understanding with a tier-1 city in China, whose affiliated entities are subscribers in the PIPE Financing, pursuant to which the Company established a joint venture company (the “JV”) in China. The Company operates and controls the JV. The strategic partnership is subject to a binding definitive agreement and certain related transactions and agreement by the parties, under which the Company will receive capital of no less than $500,000 through the closing of the Merger Agreement, (See Note 1. Nature of Business and Organization and Basis of Presentation). In December 2020, the JV was established as an entity wholly-owned by the Company, which will primarily engage in the activities contemplated in the memorandum of understanding. There has been no activity related to, or contributions of assets into, the JV by either party as of March 31, 2021.

In December 2020, the Company entered into a non-binding memorandum of understanding with Zhejiang Geely Holding Group Co., Ltd. (“Geely Holding”), who is also a subscriber in the PIPE Financing, pursuant to which the parties contemplate a strategic cooperation in various areas including engineering, technology, supply chain, and contract manufacturing.

In January 2021, the Company and Geely Holding entered into a cooperation framework agreement and a license agreement that set forth the major commercial understanding of the proposed cooperation among the parties in the areas of potential investment into the JV, engineering, technology, and contract manufacturing support. The foregoing framework agreement and the license agreement may be terminated if the parties fail to enter into the joint venture definitive agreement or to close the Merger Agreement and related transactions.

4. New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40) (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The amendments in this update were effective for fiscal periods beginning after December 15, 2020. The Company adopted ASU 2018-15 as of January 1, 2021. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intra-period allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company adopted the standard as of January 1, 2021. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which outlines a comprehensive lease accounting model that supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

4. New Accounting Pronouncements (cont.)

greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In June 2020, the FASB issued ASU No 2020-05 that delayed the effective date of Topic 842 to fiscal years beginning after December 15, 2021 for private companies. The Company is expected to be an emerging growth company and will delay adopting Topic 842 until such time the standard applies to private companies. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an entity’s Own Equity (“ASU 2020-06”). The ASU simplifies the accounting for convertible instruments by removing certain separation models in ASC 470- 20, Debt — Debt with Conversion and Other Options, for convertible instruments. The ASU updates the guidance on certain embedded conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, such that those features are no longer required to be separated from the host contract. The convertible debt instruments will be accounted for as a single liability measured at amortized cost. Further, the ASU made amendments to the earnings per share guidance in Topic 260 for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted EPS calculation, and no longer allowing the net share settlement method. The ASU also made revisions to Topic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. The amendments to Topic 815-40 change the scope of contracts that are recognized as assets or liabilities. ASU 2020-06 is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

5. Property and Equipment, Net

Property and equipment, net, consists of the following as of the following dates:

	March 31, 2021	December 31, 2020
Land	$13,043	$13,043
Buildings	21,899	21,899
Building improvements	8,940	8,940
Computer hardware	4,058	4,058
Machinery and equipment	5,410	5,451
Vehicles	583	583
Computer software	7,095	7,095
Leasehold improvements	298	298
Construction in process	245,351	251,633
Less: Accumulated depreciation	(19,758)	(19,067)
Total property and equipment, net	$286,919	$293,933

For the three months ended March 31, 2021, the Company entered into an agreement to finalize the cost of certain construction in process assets. As a result of the agreement, the Company reduced the cost of these assets in construction in process as well as the corresponding liability within Accounts Payable and Accrued Expenses by $5,744 on the Condensed Consolidated Balance Sheet as of March 31, 2021.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following as of the following dates:

	March 31, 2021	December 31, 2020
Accrued expenses and other current liabilities
Accrued payroll and benefits	$19,534	$19,180
Accrued legal contingencies	6,025	5,025
Capital lease, current portion	3,417	4,396
Deferred rent, current portion	—	3
Tooling, machinery and equipment received not invoiced	778	509
Deposits from customers	3,605	3,523
Due to affiliates	7,345	5,123
Other current liabilities	10,298	14,623
	$51,002	$52,382

7. Fair Value of Financial Instruments

Fair Value Measurements

The Company applies the provisions of ASC 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1     Valuations for assets and liabilities traded in active exchange markets, or interest in open-end mutual funds that allow a company to sell its ownership interest back at net asset value on a daily basis. Valuations are obtained from readily available pricing sources for market transactions involving identical assets, liabilities, or funds.

Level 2     Valuations for assets and liabilities traded in less active dealer, or broker markets, such as quoted prices for similar assets or liabilities or quoted prices in markets that are not active. Level 2 instruments typically include U.S. Government and agency debt securities and corporate obligations. Valuations are usually obtained through market data of the investment itself as well as market transactions involving comparable assets, liabilities, or funds.

Level 3     Valuations for assets and liabilities that are derived from other valuation methodologies, such as option pricing models, discounted cash flow models or similar techniques, and not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The Company has elected to apply the fair value option to certain related party notes payable and notes payable with conversion features as discussed in Note 8. Related Party Notes Payable and Note 9. Notes Payable.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

7. Fair Value of Financial Instruments (cont.)

Related Party Notes Payable and Notes Payable at Fair Value

The Company has elected to measure certain related party notes payable and notes payable at fair value issued under the Notes Purchase Agreement, as amended (“the NPA, as amended”) because they contain embedded liquidation premiums with conversion rights that represent embedded derivatives (See Note 8. Related Party Notes Payable and Note 9. Notes Payable). The Company employed the yield method to value the related party notes payable and notes payable. This valuation method uses a discounted cash flow analysis, estimating the expected cash flows for the debt instrument and then discounting them at the market yield. The significant unobservable input used in the fair value measurement is the market yield. The market yield is determined using external market yield data, including yields exhibited by publicly traded bonds by S&P credit rating as well as the borrowing rates of guideline public companies. The yield is affected by the market movements in credit spreads and bond yields. In general, increases in the yield would decrease the fair value of the liability, and conversely, decreases in the yield would increase the fair value of the liability.

The Company recognized expense/(income) related to the change in fair value of related party notes payable of $167 and $(1,750) and expense /(income) related to the change in fair value of the notes payable of $20,155 and $(6,328) during the three months ended March 31, 2021 and 2020, respectively. The fair value adjustments related to related party notes payables and notes payables were recorded in Change in Fair Value Measurement of Related Party Notes Payable, Notes Payable, and Warrant Liabilities on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss.

Warrants

In conjunction with notes payable entered into with Ares Capital Corporation (“Ares”) on March 1, 2021, the Company agreed to issue warrants to purchase a variable number of New FF shares (“the Ares Warrants”). The Ares Warrants meet the definition of a derivative since the Ares Warrants are not indexed to the entity’s own equity and therefore, do not meet the scope exception in ASC 815. The Company records any changes in fair value of the warrant liability in income. The Company initially recorded the warrant liability at its fair value of $5,000 with any difference between the proceeds received and the initial fair values of the debt and warrants recorded in Interest Expense. The warrant liability is recorded in Other Liability, Less Current Portion on the unaudited Condensed Consolidated Balance Sheet as of March 31, 2021, and the fair value adjustments related to the warrants were recorded in Change in Fair Value Measurement of Related Party Notes Payable, Notes Payable, and Warrant Liabilities on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss. (See Note 9. Notes Payable.)

In conjunction with additional notes issued under the NPA, as amended, (see Note 9. Notes Payable) on various dates in January and March 2021, the Company issued warrants to purchase an aggregate of 2,437,454 shares of Class A Ordinary Stock of the Company. The warrants are accounted for in equity at fair value based on the derivative accounting scope exception in ASC 815 for certain contracts involving an entity’s own equity. The Company estimates the fair value of the warrants to be $1,988 which it recorded in Additional Paid-in Capital on the unaudited Condensed Consolidated Balance Sheet as of March 31, 2021, with a corresponding amount recorded in Interest Expense in the unaudited Condensed Statement of Operations and Comprehensive Loss.

The Company used the Black-Scholes option pricing model to value the warrants. The Black Scholes model requires the use of several assumptions including, the exercise price of the warrant, the term over which the warrants can be exercised, the risk-free rate, the stock price, and the volatility of the stock price. Additionally, the Ares Warrants were valued under two scenarios using the Black-Scholes option pricing model, one with an 80 percent probability that the Merger would occur and, a second, with a 20 percent probability, that the Merger would not occur. Fair value measurements associated with the warrant liabilities, the related party notes payable, and notes payable represent Level 3 valuations under the fair value hierarchy.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

7. Fair Value of Financial Instruments (cont.)

Recurring Fair Value Measurements

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities remeasured on a recurring basis by level within the fair value hierarchy:

	March 31, 2021
	Level 1	Level 2	Level 3
Related party notes payable	$—	$—	$21,794
Notes payable	—	—	175,153
Warrant liabilities	—	—	5,000
	December 31, 2020
	Level 1	Level 2	Level 3
Related party notes payable	$—	$—	$21,627
Notes payable	—	—	71,064
The9 Conditional Obligation	—	—	1,128

The carrying amounts of the Company’s financial assets and liabilities, including cash, restricted cash, deposits, and accounts payable approximate fair value because of their short-term nature or contractually defined value.

The following table summarizes the activity of the Level 3 fair value measurements:

	Related Party Notes Payable at Fair Value	Notes Payable at Fair Value	The9 Conditional Obligation	Warrant Liabilities
Balance as of December 31, 2020	$21,627	$71,064	$1,128	$—
Proceeds, net of original issuance discount	—	76,038	—	—
Consent fees	—	1,334	—	—
Original issue discount(1)	—	4,860	—	—
Issue costs paid by lender	—	1,702	—	—
Changes in fair value	167	20,155	1,735	—
Conversion to equity	—	—	(2,863)	—
Recognition of warrant liability	—	—	—	5,000
Balance as of March 31, 2021	$21,794	$175,153	$—	$5,000

____________

(1)      Included in Change in Fair Value Measurement of Related Party Notes Payable, Notes Payable, and Warrant Liabilities on the Condensed Consolidated Statement of Operations and Comprehensive Loss.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

8. Related Party Notes Payable

The Company has been significantly funded by notes payable from related parties of the Company. These related parties include employees as well as affiliates and other companies controlled or previously controlled by the Company’s founder and former CEO.

Related party notes payable consists of the following as of March 31, 2021:

Note Name	Contractual Maturity Date	Contractual Interest Rates	Unpaid Balance	Fair Value Measurement Adjustments	Unamortized Discount	Net Carrying Value	Interest Expense
Related party note	June 30, 2021	12.00%	$240,543	$—	$(330)	$240,213	$7,117
Related party note	Due on Demand	15.00%	10,000	—	—	10,000	387
Related party notes – NPA tranche(1)	October 9, 2021	10.00%	18,112	3,682	—	21,794	453
Related party notes – China(2)	Due on Demand	18.00%	9,131	—	—	9,131	769
Related party notes – China various other	Due on Demand	0% coupon, 10.00% imputed	5,639	—	(87)	5,552	114
Related party notes – China various other	Due on Demand	8.99%	1,410	—	(2)	1,408	31
Related party notes – Other	June 30, 2021	6.99%	4,160	—	(26)	4,134	72
Related party notes – Other	June 30, 2021	8.00%	6,452	—	(17)	6,435	127
			$295,447	$3,682	$(462)	$298,667	$9,070

____________

(1)      On April 29, 2019, the Company executed the Note Purchase Agreement (“NPA”) with U.S. Bank National Association, as the notes agent, and Birch Lake Fund Management, LP as the collateral agent. The aggregate principal amount that may be issued under the NPA is $200,000. (See Note 9. Notes Payable for more information on the amendments to the NPA.) Upon both a preferred stock offering and prepayment notice by the holder or the maturity date of the note payable, the holder of the note payable may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20.00% premium into shares of preferred stock of the Company issued in a preferred stock offering. The Company elected the fair value option for these notes payable. (See Note 7. Fair Value of Financial Instruments.)

(2)      As of March 31, 2021, the Company was in default on one of its related party notes payable with a principal value of $9,131. The Company is in compliance with all its covenants under the remaining related party notes payable agreements as of March 31, 2021.

Fair Value of Related Party Notes Payable Not Carried at Fair Value

The estimated fair value of the Company’s related party notes payable not carried at fair value, using inputs from Level 3 under the fair value hierarchy, was $215,845 and $265,663 as of March 31, 2021 and December 31, 2020, respectively.

The Company recorded interest expense of $9,070 and $8,261 related to the related party notes payable for the three months ended March 31, 2021 and 2020, respectively. Certain of the related party notes are non-interest bearing and are carried at discounts related to imputed interest.

For the three months ended March 31, 2021, the Company received $200 in proceeds from a related party in the form of a bridge loan, which was fully paid during the period along with $424 of repayments for bridge notes received in December 2020, which are now fully paid.

Schedule of Principal Maturities of Related Party Notes Payable

The future scheduled principal maturities of related party notes payable as of March 31, 2021 were as follows:

Due on demand	$26,180
2021	269,267
$295,447

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

9. Notes Payable

The Company has entered into notes payable agreements with third parties.

Notes payable consists of the following as of March 31, 2021:

Note Name	Contractual Maturity Date	Contractual Interest Rates	Unpaid Balance	Fair Value Measurement Adjustments	Unamortized Discount	Net Carrying Value	Interest Expense
Note payable	Repayment in 10% increments contingent on a specified fundraising event	12.00%	$56,462	$—	$—	$56,462	1,471
Notes payable – NPA tranche	October 6, 2021	10.00%	27,118	5,512	—	32,630	669
Notes payable(1)	October 6, 2021	14.00%	55,000	11,501	—	66,501	654
Notes payable	June 30, 2021	12.00%	19,100	—	—	19,100	571
Notes payable	June 30, 2021	1.52%	4,400	—	(51)	4,349	16
Notes payable	June 30, 2021	8.99%	2,240	—	(2)	2,238	50
Notes payable	June 30, 2021	8.00%	300	—	(1)	299	6
Notes payable(2)	October 6, 2021	8.00%	3,750	—	—	3,750	119
Notes payable(2)	October 6, 2021	15.75%	5,600	2,230	—	7,830	59
Notes payable(3)	October 6, 2021	0.00%	18,250	4,639	—	22,889	—
Notes payable – China various other	Various Dates 2021	6.00%	4,834	—	(34)	4,800	72
Notes payable – China various other	Due on Demand	9.00%	3,652	—	(9)	3,643	166
Notes payable – China various other(6)	Due on Demand	0.00%	4,668	—	—	4,668	—
Notes payable – various other notes	June 30, 2021	6.99%	1,260	—	(5)	1,255	22
Notes payable – various other notes	Due on Demand	8.99%	500	—	—	500	11
Notes payable – various other notes	June 30, 2021	2.86%	1,500	—	(15)	1,485	10
Note payable(4)	March 9, 2021	0.00%	15,667	3,982	—	19,649	—
Note payable(5)	October 6, 2021	12.75%	15,666	6,238	—	21,904	405
Notes payable	June 30, 2021	8.00%	11,635	—	(28)	11,607	230
Notes payable	April 17, 2022	1.00%	9,168	—	—	9,168	23
			$260,770	$34,102	$(145)	$294,727	4,554

____________

(1)      On March 1, 2021, the Company amended the NPA to permit the issuance of additional notes payable with principal amounts up to $85,000.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

9. Notes Payable (cont.)

On March 1, 2021, the Company entered into a notes payable agreement with Ares, a US-based investment firm, for total principal of $55,000, receiving net proceeds of $51,510, inclusive of a 4.00% original issue discount and $90 of debt issuance costs paid directly by the lender. The notes payable are collateralized by a first lien on virtually all tangible and intangible assets of the Company and bear interest at 14% per annum. The notes payable mature on the earliest of (i) March 1, 2022, (ii) October 6, 2021, if the Qualified SPAC Merger contemplated in the Merger Agreement has not been consummated by July 27, 2021, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as a default. The Company has elected the fair value option because the notes include features, such as a contingently exercisable put option, which meet the definition of an embedded derivative. Additionally, the notes payable agreement contains a minimum cash provision, which requires the Company to maintain at least $5,000 of cash on hand at all times. The Company has classified the related $5,000 in Restricted Cash on its unaudited Condensed Consolidated Balance Sheet as of March 31, 2021.

In addition, in conjunction with the notes payable, the Company has committed to issue warrants to the lender to purchase ordinary stock no later than August 11, 2021 or, if earlier, 15 days after consummation of the Merger. The warrants will have a term of 6 years, be equal to 0.20% of the fully diluted capitalization of New FF’s Class A common stock and have an exercise price of $10 per share. The warrants meet the definition of a derivative and will be accounted for as a liability and marked to fair value at the end of each reporting period with the changes recorded in the Condensed Consolidated Statement of Operations and Comprehensive Loss. The Company determined the commitment to issue warrants was a liability and estimated the fair value of the warrants to be $5,000 as of March 31, 2021 using the Black-Scholes option-pricing model under two scenarios. (See Note 7. Fair Value of Financial Instruments.)

March 31, 2021
Outstanding principal	$55,000
Accrued interest	654
Interest expense	654
Original issue discount	3,490
Debt issuance costs recorded in interest expense	315
Principal payments	—
Interest payments	—
Net Proceeds	51,510

(2)      On January 13, 2021, the Company amended the NPA and issued $3,750 of additional notes payable to Birch Lake and permitted the issuance of additional notes payable receiving net proceeds of $3,510, inclusive of a 6.50% original issue discount and $225 of debt issuance costs paid directly by the lender. The additional secured convertible notes payable issued to Birch Lake (“BL Notes”) accrue interest at 8% per annum. The BL Notes mature on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, (iii) the occurrence of a change in control, or (iv) the acceleration of the NPA obligations pursuant to an event of default. Additionally, the BL Notes contain a liquidation premium that ranges from 35% to 45% depending on the timing of settlement with 50% of this premium convertible into equity. Birch Lake is able to demand repayment if an event of default, change in control, or a Qualified SPAC Merger occurs. The Company determined that the feature to settle the BL Notes at a premium upon the occurrence of a default, change in control, or a Qualified SPAC Merger is a contingently exercisable put option with a liquidation premium and represents an embedded derivative. The Company elected the fair value option for this note payable. (See Note 7. Fair Value of Financial Instruments.)

On March 8, 2021, pursuant to the NPA, as amended, the Company entered into a notes payable agreement with Birch Lake for a total principal of $5,600 receiving net proceeds of $5,240, inclusive of a 6.50% original issue discount and $307 of debt issuance costs paid directly by the lender. The notes payable matures on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, as defined in the note agreement, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as a default. The notes payable bears interest at 15.75% per annum. Additionally, the notes payable contains a liquidation premium that ranges from 42% to 52% depending on timing of settlement with 50% of this premium convertible into equity and the lender is able to demand repayment if an event of default, change in control, or a Qualified SPAC Merger occurs. The Company determined that the feature to settle the BL Notes at a premium upon the occurrence of a default, change in control, or a Qualified SPAC Merger is a contingently exercisable put option with a liquidation premium and represents an embedded derivative. The Company has elected to measure the notes payable at fair value because the notes include features, such as a contingently exercisable put option, which meet the definition of an embedded derivative.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

9. Notes Payable (cont.)

March 31, 2021
Outstanding principal	$9,350
Accrued interest	—
Interest expense	177
Original issue discount	1,132
Debt issuance costs recorded in interest expense	1,502
Principal payments	—
Interest payments	177
Net Proceeds	8,218

(3)      On January 13, 2021, pursuant to the NPA, as amended, the Company entered into a note payable agreement with a US-based investment firm for a total principal of $11,250, receiving net proceeds of $10,350, inclusive of an 8% original issue discount and $480 of debt issuance costs paid directly by the lender. The note payable is collateralized by a first lien on virtually all tangible and intangible assets of the Company and bears interest at 0% per annum. The note payable matures on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as an event of default. In the event the Company consummates a Qualified SPAC Merger, an amount equal to 130% of all outstanding principal, accrued and unpaid interest and accrued original issue discount under the notes through (but not including) the date of consummation of the Qualified SPAC Merger will automatically convert into ordinary stock of the SPAC received by the Company’s Class A ordinary stockholders and the notes and interest thereon shall no longer be outstanding and shall be deemed satisfied in full and terminated. The Company elected the fair value option for this note payable because the inclusion of a conversion feature that allows the lenders to convert the notes payable into preferred stock.

On March 12, 2021, the Company entered into a notes payable agreement for an aggregate principal amount of $7,000, receiving net proceeds of $6,440, inclusive of an 8% original issue discount. The terms of this note payable are the same as the January 13, 2021 notes payable.

In conjunction with the issuance of the notes on various dates during January 2021 and March 2021, the Company issued warrants to purchase 2,437,454 shares of the Company’s Class A Ordinary Stock for a term of seven years. The exercise prices of the warrants range from $2.71 to $2.72, subject to certain down-round adjustments. The warrants are accounted for in equity at fair value based on the derivative accounting scope exception in ASC 815 for certain contracts involving an entity’s own equity. The Company estimates the fair value of the warrants to be $1,988 using the Black-Scholes option-pricing model. (See Note 7. Fair Value of Financial Instruments.)

March 31, 2021
Outstanding principal	$18,250
Accrued interest	—
Interest expense	—
Original issue discount	1,960
Debt issuance costs recorded in interest expense	—
Principal payments	—
Interest payments	—
Net Proceeds	16,310

(4)      On January 13, 2021, the Company amended the NPA to increase the principal amount of its $15,000 note payable with a US-based investment firm by $667. The Company received no cash proceeds as the increase in principal was used to pay a consent fee to the US-based investment firm. The Company recorded the consent fee in Interest Expense on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss. The consent fee permitted the issuance of additional notes payable to the US-based investment firm of $11,250 and $7,000, as described in (3) above.

(5)      On January 13, 2021, the Company amended the NPA to issue an additional note to Birch Lake, with the same tenor as its $15,000 note payable to Birch Lake, in the amount of $666. The Company received no cash proceeds as the additional note was used to pay a consent fee to Birch Lake. The Company recorded the consent fee in Interest Expense on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss. The consent fee permitted the issuance of additional notes payable to Birch Lake of $3,750 and $5,600, as described in (2) above.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

9. Notes Payable (cont.)

(6)      On January 15, 2021, the Company borrowed $102 from a Chinese lender. The note payable is payable on demand, does not have a stated interest rate, has no covenants, and is unsecured. As of March 31, 2021, the Company was in default on two of its notes payables with an aggregate principal value of $4,668. The Company is in compliance with all its covenants under the remaining notes payable agreements as of March 31, 2021.

Fair value of Notes Payable not Carried at Fair Value

The estimated fair value of the Company’s notes payable not carried at fair value, using inputs from Level 3 under the fair value hierarchy, are $98,250 and $127,130 as of March 31, 2021 and December 31, 2020, respectively.

Schedule of Principal Maturities of Notes Payable

The future scheduled principal maturities of notes payable as of March 31, 2021 are as follows:

Due on demand	$8,820
2021	242,782
2022	9,168
$260,770

10. Vendor Payables in Trust

On April 29, 2019, the Company established the Faraday Vendor Trust (“Vendor Trust”), with the intention to stabilize the Company’s supplier base by providing suppliers with the ability to exchange their unsecured trade receivables for secured trust interests. Repayment of the trust interests is governed by a Trade Receivables Repayment Agreement dated as of April 29, 2019 (“Trade Receivables Repayment Agreement”). All interests in the Vendor Trust are collateralized by a first lien, with third payment priority, in agreement with applicable intercreditor arrangements, on virtually all tangible and intangible assets of the Company. The applicable interest rate for the vendor trust principal balance is 6.00%, calculated daily from the date of contribution and is non-compounding. The Company determined that the economic substance of the obligations under the Vendor Trust is an in-substance financing.

A total of $111,466 and $111,574 of the Company’s trade payables have been contributed to the Vendor Trust. Accrued interest related to the Vendor Trust aggregated $13,543 and $11,840 as of March 31, 2021 and December 31, 2020, respectively. During the year ended December 31, 2020, the Company made aggregate payments of $4,500 on the Vendor Trust. The Vendor Trust also includes approximately $23,000 and $25,000 of purchase orders related to goods and services to be provided by certain vendors at March 31, 2021 and 2020, respectively. These vendors did not contribute any receivables into the Vendor Trust related to these purchase orders as the services are to be provided at a future date. As such, the Company may cancel the vendor’s interest in the Vendor Trust related to these purchase orders until such time that the vendors begin to fulfil the requested goods and services.

On October 30, 2020, the agreement governing the Vendor Trust (the “Vendor Trust Agreement”) was modified to add a conversion feature to allow the conversion of the secured interests in the Vendor Trust into a variable number of SPAC shares if a Qualified SPAC Merger (as defined in the Vendor Trust Agreement) occurs. The Company accounted for this modification as an extinguishment because the conversion feature is substantive as the conversion feature is reasonably possible to be exercised. The conversion feature does not require bifurcation because it is clearly and closely related to the host instrument, since the conversion did not involve a substantial premium or discount. Accretion of the discount created from the gain recorded on extinguishment of $671 was recorded in Interest Expense in the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2021. The Vendor Trust net carrying value was $110,797 and $110,224, net of remaining discount, as of March 31, 20201 and December 31, 2020, respectively.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

10. Vendor Payables in Trust (cont.)

On March 1, 2021, the maturity date of the secured trust interests in the Vendor Trust was extended to the earliest to occur of October 6, 2021, the closing of a Qualified SPAC Merger, a change in control of FF, or an acceleration of the obligations under certain of FF’s other secured financing arrangements. The Trade Receivables Repayment Agreement includes an event of default if a Qualified SPAC Merger does not close by July 27, 2021.

The estimated fair value of the Vendor Trust, using inputs from Level 3 under the fair value hierarchy, is $110,533 and $109,762 as of March 31, 2021 and December 31, 2020, respectively.

11. Commitments and Contingencies

Legal Matters

The Company is, from time to time, subject to claims and disputes arising in the normal course of business. In the opinion of management, while the outcome of any such claims and disputes cannot be predicted with certainty, its ultimate liability in connection with these matters is not expected to have a material adverse effect on the Company’s results of operations.

As of March 31, 2021 and December 31, 2020, the Company accrued contingent liabilities of approximately $6,025 for potential financial exposure related to ongoing legal matters primarily related to breach of contracts and employment matters. As of March 31, 2021 and December 31, 2020, contingent liabilities of $6,025 and $5,025, respectively, were recorded in Accrued Expenses and Other Liabilities on the Company’s Condensed Consolidated Balance Sheets. As of December 31, 2020, non-current contingent liabilities of $1,000 were recorded in Other Liabilities on the Company’s Condensed Consolidated Balance Sheet. These contingent liabilities are related to four legal matters as of March 31, 2021 and December 31, 2020, that have been determined to be both probable of loss and reasonably estimable.

12. Preferred and Ordinary Stock

The number of authorized, issued and outstanding stock, liquidation value and carrying value as of March 31, 2021 and December 31, 2020, were as follows:

	March 31, 2021
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Redeemable Preference Stock	470,588,235	470,588,235	$800,000	$724,823
Class B Preferred Stock	452,941,177	452,941,177	1,106,988	697,643
Class A-1 Preferred Stock	87,617,555	—	—	—
Class A-2 Preferred Stock	158,479,868	—	—	—
Class A-3 Preferred Stock	1,475,147	—	—	—
Class A Ordinary Stock	665,209,680	50,113,600	—	—
Class B Ordinary Stock	180,000,000	150,052,834	—	1
	2,016,311,662	1,123,695,846	$1,906,988	$1,422,467

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

12. Preferred and Ordinary Stock (cont.)

	December 31, 2020
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Redeemable Preference Stock	470,588,235	470,588,235	$800,000	$724,823
Class B Preferred Stock	600,000,000	452,941,177	1,106,988	697,643
Class A Ordinary Stock	400,000,000	41,234,448	—	—
Class B Ordinary Stock	180,000,000	147,058,823	—	1
	1,650,588,235	1,111,822,683	$1,906,988	$1,422,467

Upon the effectiveness of the Seventh Amended and Restated Articles of Association of the Company on January 27, 2021, the number of shares of capital stock that are authorized to be issued increased to 2,016,311,662, due to the Company authorizing additional shares of Class A Ordinary Stock and the following new classes of preferred stock: 87,617,555 Class A-1 Preferred Stock with par value of $0.00001 per share; 158,479,868 Class A-2 Preferred Stock with par value of $0.00001 per share; 1,475,147 Class A-3 Preferred Stock with par value of $0.00001 per share (collectively “Class A preferred stock”).

The rights, privileges, and preferences of the Company’s Class A preferred stock as set forth in the Company’s Seventh Amended and Restated Articles of Association are as follows:

Voting

The holders of Class A preferred stock are entitled to one vote for each share held by such holder.

Conversion

The Class A preferred stock is convertible into Class A ordinary stock on a one-to-one basis at the option of holders of Class A preferred stock at any time upon written notice to the Company. In connection with the Merger, the Class A preferred stock will be automatically converted into the class of common stock held by the public in the Merger.

Liquidation

In the event of any liquidation or deemed liquidation event such as dissolution, winding up, or loss of control, either voluntary or involuntary, after the Redeemable Preference Shares have been redeemed and paid in full, the holders of Class A preferred stock are entitled to receive, cash, pari passu with the holders of the Class B Preferred Shares and prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Company to the holders of any Ordinary Shares, in an amount equal to the greater of (a) $1.67, $1.96, and $1.715 per share for the Class A-1, Class A-2, and Class A-3 Preferred Stock, respectively, plus any declared but unpaid dividends on each such Class A Preferred Stock, or (b) the aggregate amount payable in a liquidation to the Class A preferred stock assuming the Class A Preferred Stock had been converted into the Ordinary Stock of the Company prior to such liquidation.

No Class A Preferred Stock had been issued as of March 31, 2021.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

13. Stock-Based Compensation

As of March 31, 2021, the Company had 25,101,451 shares of Class A ordinary stock available for future issuance under its Equity Incentive Plan and The Special Talent Incentive Plan (“STI Plan”).

2018 Stock Incentive Plan

On February 1, 2018, the Board of Directors adopted the Equity Incentive Plan (“Equity Incentive Plan”), under which the Board of Directors authorized the grant of up to 300,000,000 incentive and nonqualified stock options, restricted stock, unrestricted stock, restricted stock units, and other stock-based awards for ordinary stock to employees, directors, and non-employees.

A summary of the Company’s stock option activity under the Equity Incentive Plan is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	215,769,994	$0.348	8.75	$885
Granted	19,740,750	0.391
Exercised	(9,137,538)	0.306
Expired/forfeited	(1,588,257)	0.339
Outstanding as of March 31, 2021	224,784,949	$0.353	8.52	$147,336

The weighted-average assumptions used in the Black-Scholes option pricing model for the three months ended March 31, 2021 are as follows:

March 31, 2021
Risk-free interest rate:	0.33%
Expected term (in years):	4.16
Expected volatility:	40.91%
Dividend yield:	0.00%
Grant date fair value per share:	$0.391

As of March 31, 2021, the total remaining stock-based compensation expense for unvested stock options was $13,557, which is expected to be recognized over a weighted average period of 3.2 years.

2019 Special Talent Incentive Plan

(“STI Plan”) allows the Board of Directors to grant up to 100,000,000 incentive and nonqualified stock options, restricted shares, unrestricted shares, restricted share units, and other stock-based awards for ordinary stock to employees, directors, and non-employees.

The STI Plan does not specify a limit on the number of stock options that can be issued under the plan. Per the terms of the STI Plan, the Company shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the STI Plan.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

13. Stock-Based Compensation (cont.)

On January 27, 2021, in conjunction with entering into a service agreement with its lessor of the facility located in Hanford, California, the Company issued an option agreement allowing an aggregate amount of 2,827,695 shares of Class A Ordinary Stock under the STI Plan. The option will vest in full on January 27, 2022. Should the option be exercised, the accrued outstanding rent payments as of December 31, 2020 of $995 shall be deemed paid. In the event that the value of the option is less than the amount of accrued outstanding rent payments owed, the Company will pay the lessor the difference in a single cash payment.

A summary of the Company’s stock option activity under the STI Plan is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	45,932,116	$0.353	9.26	1,174
Granted	2,827,695	$0.379	—	—
Exercised	—	—	—	—
Expired/forfeited	(250,000)	0.360	—	—
Outstanding as of March 31, 2021	48,509,811	$0.360	8.11	$24,932

The weighted-average assumptions used in the Black-Scholes option pricing model are as follows:

March 31, 2021
Risk-free interest rate:	1.04%
Expected term (in years):	10
Expected volatility:	39.75%
Dividend yield:	0.00%
Grant date fair value per share:	$0.62

As of March 31, 2020, the total remaining stock-based compensation expense for unvested stock options was $1,777, which is expected to be recognized over a weighted average period of approximately one year.

The following table presents stock-based compensation expense included in each respective expense category in the unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Loss for the three months ended March 31:

	2021	2020
Research and development	$591	$144
Sales and marketing	199	55
General and administrative	1,730	568
	$2,520	$767

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

14. Net Loss per Share

Net Loss Per Share Attributable to Ordinary Stockholders

The Company has two classes of participating securities (Redeemable Preference Stock and Class B Preferred Stock) issued and outstanding as of March 31, 2021 and 2020. Losses are not attributed to the participating security as the Redeemable Preference Stock and Class B Convertible Preferred stockholders are not contractually obligated to share in the Company’s losses. The Redeemable Preference Stock participation rights are contingent in the event the Redeemable Preference Stock consents to a dividend distribution, which no consent has been provided through March 31, 2021. The Class B Preferred Stock participation rights are contingent on the redemption of the Redeemable Preference Stock, which has not been satisfied as of March 31, 2021.

Basic net loss attributable to ordinary stockholders per share is calculated by dividing net loss attributable to ordinary stockholders by the weighted-average number of ordinary shares outstanding.

Diluted net loss per share attributable to ordinary stockholders adjusts the basic net loss per share attributable to ordinary stockholders and the weighted-average number of shares of ordinary stock outstanding for the potentially dilutive impact of stock options using the treasury stock method.

The net loss per ordinary share was the same for the Class A and Class B ordinary shares because they are entitled to the same liquidation and dividend rights and are therefore, combined on the unaudited Condensed Consolidated Statements of Operations and Comprehensive loss for the three months ended March 31, 2021 and 2020.

Because the Company reported net losses for all periods presented, all potentially dilutive ordinary stock equivalents are antidilutive for those periods and have been excluded from the calculation of net loss per share.

The following table presents the number of anti-dilutive shares excluded from the calculation of diluted net loss per share as of the following dates:

	March 31, 2021	March 31, 2020
Stock-based compensation awards – employees	224,784,949	151,330,989
Stock-based compensation awards – non-employees	48,509,811	15,983,500
Warrants	4,367,601	—
Redeemable Preference Stock	470,588,235	470,588,235
Class B Convertible Preferred Stock	452,941,177	452,941,177
Total	1,200,191,773	1,090,843,901

15. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited Condensed Consolidated Financial Statements were available to be issued on May 28, 2021. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited Condensed Consolidated Financial Statements.

Conversion of Related Party Notes Payable and Notes Payable

The Company signed agreements with certain of its related party notes payable and notes payable holders to convert related party notes payable and notes payable with aggregating principal amounts of $194,810, into 57,513,412 shares of Class A-1 Preferred Shares with a conversion price of $1.67 per share and 87,003,529 shares of A-2 Preferred Shares with a conversion price of $1.96 per share. The shares will convert into shares of the newly registered company after the consummation of the Business Combination with a conversion price of $10 per share.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

15. Subsequent Events (cont.)

Events Subsequent to the Original Issuance of Condensed Consolidated Financial Statements

In connection with the reissuance of the Condensed Consolidated Financial Statements, the Company has evaluated subsequent events through June 23, 2021, the date the Condensed Consolidated Financial Statements were available to be reissued.

Termination of Interests in the Vendor Trust

On June 7, 2021, the Company entered into agreements with two vendors to terminate those vendors’ interests in the Vendor Trust and settled $5,157 of payables owed to those vendors in cash. The vendors’ remaining payables of $18,019 representing the vendors’ interests in the Vendor Trust is payable in cash only in the event the Qualified SPAC Merger closes by July 31, 2021 otherwise the payables remain in the Vendor Trust under the terms of the Vendor Trust Agreement.

In conjunction with the June 9, 2021 amendment of the NPA, the Company agreed to designate $10,000, payable at the election of the Vendor Trust upon closing of the Qualified SPAC Merger, in cash to settle certain interests in the Vendor Trust, instead of converting those interests into equity at the closing of the Qualified SPAC Merger.

Amendment to the NPA

On June 9, 2021, the Company amended the NPA to permit the issuance of two notes payable, each with a principal value of $20,000 (“June 2021 Notes”), to a US-based investment firm. The June 2021 Notes are subordinate to the notes payable issued to Birch Lake on January 13 and March 8, 2021, (See Note 9 — Notes Payable (2)) and the notes payable issued to Ares on March 1, 2021, (See Note 9 - Notes Payable (1)) and senior in priority to the notes payable issued under the NPA prior to September 9, 2020. The June 2021 Notes mature on December 9, 2022, and do not bear interest unless extended beyond its maturity date by the US-based investment firm, in which case, the June 2021 Notes will bear interest at 10% per annum starting upon their maturity. Each of the June 2021 Notes are subject to an original issue discount of 8% and 13%, respectively. The June 2021 Notes contain a liquidation premium that upon a Qualified SPAC Merger the then outstanding principal accrued interest of the notes playable plus a 30% premium will convertible into Class A common shares of the Company. As of June 9, 2021, the Company received net proceeds of $35,603.

As part of the Amendment to the NPA, or prior to the 12-month anniversary of the Qualified SPAC Merger, the US-based investment firm has the option to purchase additional notes for up to $40,000 (“Optional Notes”), subject to similar original issue discounts as the June 2021 Notes. The June 2021 Notes, the Optional Notes, along with the notes previously issued to the same lender, are provided with full ratchet anti-dilution protection.

In connection with the issuance of the June 2021 Notes, the Company issued warrants to the US-based investment firm to purchase up to 5,831,357 of the Company’s Class A common stock for $2.5723 per share (“Exercise Price”) on or before June 9, 2028. Upon the occurrence of (i) a merger of the Company, (ii) a sale of substantially all of the Company’s assets, (iii) a change in control, (iv) a reclassification, reorganization or recapitalization of the Common Stock, or (v) the closing of the Qualified SPAC Merger (collectively, the “Fundamental Transaction”), the warrants shall be exercisable within 15 days and the Exercise Price of the warrants shall be adjusted to equal the lower of (i) $2.5723 per share, (ii) the pre-money valuation ascribed to the Company in connection with the Fundamental Transaction divided by the pro-forma fully diluted capitalization of the Company and (iii) the lowest effective net price per share of Class A common stock paid for by any third party at the time of, or in connection with, the Fundamental Transaction. The Optional Notes are entitled to warrants with the same terms as the June 2021 Notes once the Optional Notes are issued.